EXHIBIT 23




                                FIRSTENERGY CORP.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into FirstEnergy Corp.'s previously filed Registration
Statements,   File  No.  333-40063,   No.  333-48587,  No.  333-48651,  No.
333-58279,  No. 333-65409, No. 333-75985, No. 333-56094, No. 333-62886, No.
333-67798,  No. 333-69856,  No. 333-72764, No. 333-72766, No. 333-72768 and
No. 333-81183.





ARTHUR ANDERSEN LLP




Cleveland, Ohio,
   March 29, 2002.


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